Beckstead and Watts, LLP
Certified Public Accountants
                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89074
                                                               702.257.1984  tel
                                                                702.362.0540 fax




Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated May 17, 2005, accompanying the financial statements of The Justice Fund, Ltd. on Form SB-2 for the year ended December 31, 2004. We have also reviewed the interim financial statements through the six month period ended June 30, 2005. We hereby consent to the incorporation of said report in the Registration Statement of The Justice Fund, Ltd. on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP
November 3, 2005